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                                                                   Exhibit 10.19

                           LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement is made this 30th day of April, 2001 by and between FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America with an address at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank") and MAXWELL SHOE COMPANY, INC., having a principal place of business at 101 Sprague Street, Readville, Massachusetts 02137 (the "Borrower").

      Reference is made to a certain loan arrangement (the "Loan Arrangement") between the Bank and the Borrower evidenced by, among other documents, instruments, and agreements, the following:

(i) a certain Demand Promissory Note dated September 2, 1998 in favor the Bank as successor in interest to BankBoston, N.A. in the original principal amount of Thirty-Five Million and No/100 ($35,000,000.00) Dollars (the "Note");

(ii) a certain letter of agreement dated September 2, 1998 by and between the Borrower and the Bank (the "Letter Agreement"); and

(iii) a certain extension letter agreement dated April 24, 2000 by and between the Borrower and the Bank (the "Extension Letter").

      The Note, the Letter Agreement and the Extension Letter, together with any and all other instruments, documents contracts or agreements which evidence, secure or otherwise relate to the Borrower's obligations with respect to the Loan Arrangement, all as modified by any prior amendment agreements are herein collectively referred to as the "Loan Documents."

      Whereas, the Borrower has requested that the Bank agree to the modification of the Loan Documents, and the Bank has so agreed, but only upon the terms and conditions set forth hereinafter.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Bank and the Borrower that the Loan Documents are amended effective April 30, 2001 as follows:

1. The line of credit facility evidenced by the Loan Documents shall expire on, the earlier to occur of (i) DEMAND by the Bank, or (ii) April 29, 2002, at which time the credit availability may be extended, modified, or terminated in the Bank's sole discretion. Nothing herein shall be construed as a limitation on the Bank's right to demand repayment of all amounts due to it under the Loan Documents ON DEMAND.

2. All references in the Loan Documents to "Expiration Date" shall refer to April 29, 2002.

3. All references in the Loan Documents to April 30, 2001 are hereby deleted and April 29, 2002 is substituted therefor.

4. Section 11.4 of the Letter Agreement is hereby deleted in its entirety and the following substituted therefore:

            "11.4. Negative Pledges, Etc. Without the Bank's prior written
                   ---------------------
            consent, the Borrower will not enter into any agreement (excluding this Agreement) prohibiting (a) the Borrower from amending or otherwise modifying this Agreement or (b) the creation or assumption of any Encumbrance upon the properties, revenues or assets of the Borrower whether now owned or hereafter acquired including, but not limited to, the Borrower's or any subsidiary or affiliate of the Borrower, tangible and intangible assets, including trademarks, trade names, service marks, copyrights and all other forms of intellectual property whether now owned or hereafter acquired by the Borrower or its subsidiaries or affiliates.

5. The definition of "Interbank Offered Rates" found on Schedule A to the Letter
                                                        ----------
Agreement is deleted in its entirety and the following substituted therefore:

            "The Interbank Offered Rates means for any interest period with
                 -----------------------
            respect to a Eurodollar Loan, the rate of interest equal to (i) the arithmetic mean of the rates per annum for each first-class bank in the

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            interbank eurodollar market ("Reference Bank") (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank is offered dollar deposits two Eurodollar Business Days prior to the beginning of such interest period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Reference Bank are customarily conducted, for the delivery on the first day of such interest period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Bank to which such interest period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate."

6. The definition of "Reserve Percentage" found on Schedule A to the Letter
                                                   ----------
Agreement is deleted in its entirety and the following substituted therefor:

            "The Reserve Percentage means for any day with respect to a
                 ------------------
            Eurodollar Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that terms is defined in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically."

7. The following definition of "Eurodollar Business Day" is hereby added to Schedule A to the Letter Agreement:
----------

            "Eurodollar Business Day means any day on which commercial banks are
             -----------------------
            open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion and acting in good faith."

8. The Letter Agreement further is amended and supplemented as follows:

            (a) All payments shall be made by the Borrower to the Bank at its office at 100 Federal Street, Boston, Massachusetts 02110 or such other place as the Bank may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

            (b) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

            (c) If the Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of the Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

            (d) The Borrower shall pay on demand all reasonable out-of-pocket expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral. The aforementioned expenses will be billed to the Borrower.

            (e) The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily


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            represent the lowest or best rate being charged to any customer.
            Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

            (f) If, at any time, the interest rate on the loan is a fixed rate, and (ii) Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, Borrower shall have the right, at any time and from time to time, upon at least ten (10) Business Days prior written notice to Bank, to prepay the loan in whole (but not in part), and Borrower shall pay to Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the "Cost of Funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon prepayment of the fixed rate loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower pursuant to the Letter Agreement, if demand is made by the Bank, then any yield maintenance fee with respect to the loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

            (g) After demand or after judgement has been rendered on the Note, Borrower's right to select pricing options shall cease and the unpaid principal of all advances shall, at the option of Bank, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

            (h) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

            (i) All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

            (j) The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under
            Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.


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            (k) The Bank shall have the unrestricted right at any time or from time to time, and without the Borrower's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection therewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees, provided that the Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

            (l) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with Bank in connection with the Bank's rights and obligations hereunder. the Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

            (m) Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

9. In all other respects, the Loan Documents, including, but not limited to, the Note and the Loan Agreement, are hereby confirmed and ratified and all terms and provisions not amended hereby shall remain in full force and effect. To the extent that any term and condition of any Loan Document is inconsistent with the terms and provisions hereof, such Document is hereby amended to reflect the modifications and amendments set forth in this Agreement.

                         REPRESENTATIONS AND WARRANTIES

10. To induce the Bank to enter into this Agreement, the Borrower represents and warrants that:

      (a) the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Loan Documents as amended hereby and the transactions contemplated hereby and thereby: (i) are within the Borrower's power and authority; (ii) have been authorized by all necessary action; (iii) do not require the consent or approval of any governmental authority or any other party; (iv) will not contravene any provision of the articles of incorporation or by-laws, partnership agreement, declaration of trust, or similar organization documentation of the


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Borrower, or any law, rule or regulation applicable to the Borrower; and (v)
will not constitute a default under any other agreement, order or undertaking binding on the Borrower; and

      (b) this Agreement has been duly executed and delivered by the Borrower, and all of the terms and provisions hereof and of the Loan Documents as amended hereby constitute the legal, valid, binding and enforceable obligations of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally.

      (c) all the representations and warranties contained in the Loan Documents, after giving effect to the amendments and modifications contemplated hereby are true and correct on and as of the date hereof as though made on and as of the date hereof.

      (d) as of the date hereof, the Borrower has no defenses, counterclaims, offsets or other claims against the Bank or any of its officers, employees, agents, attorneys, predecessors, affiliates, or other representatives of any nature, relating to the Loan Arrangement.

                           CONDITIONS TO EFFECTIVENESS

11. The effectiveness of this Agreement is subject to the conditions precedent that:

      (a) the Bank shall have received, in form and substance satisfactory to it, an executed copy of this Agreement;

      (b) the Bank shall have received certified copies of all documents relating to the Borrower as the Bank may reasonably request, including, without limitation, the resolution of the Borrower identifying the persons authorized to execute, deliver and take all other actions required under or in furtherance of this Agreement, and the Loan Documents, as amended hereby, and providing specimen signatures of such persons;

                                  MISCELLANEOUS

12. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

13. The Borrower and any Guarantor hereby grant to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT


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TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR,
ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14. This Agreement does not constitute a discharge, release or waiver of any of the Borrower's or any guarantor's obligations or liabilities under the Loan Documents, or any other agreements to which the Bank and the Borrower and any guarantor are parties, all of which remain in full force and effect.

15. This Agreement and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

16. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective administrators, successors and assigns. This Agreement may only be amended in writing.

17. No portion of the proceeds of the loan to the Borrower evidenced by the Loan Documents shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

18. The Loan Documents, as amended, are intended by the parties at the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by the Loan Documents, as amended, and no party is relying on any promise, agreement or understanding not set forth in the Loan Documents. The Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWER:

                                        MAXWELL SHOE COMPANY, INC.

__________________________________      By: /s/ [Illegible]
Witness                                    -------------------------------------


                                        FLEET NATIONAL BANK

                                        By: /s/ Jennifer D McGrady

                                           -------------------------------------
                                            Name: Jennifer D McGrady
                                            Its:  Vice President

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